EXHIBIT 23

                                 ARTHUR ANDERSEN

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms No. 33-04764, 333-35876, 333-40322, 333-43038,
333-35874, and 333-38964.




/s/ Arthur Andersen LLP

Boston, Massachusetts
March 30, 2001